For Immediate Release
---------------------
May 18, 2006

         NORDSTROM REPORTS FIRST QUARTER EARNINGS PER SHARE OF 48 CENTS

    SEATTLE - May 18, 2006 - Nordstrom, Inc. (NYSE: JWN) today reported net earnings of $131.2 million, or $0.48 per diluted share, for the first quarter ended April 29, 2006. For the same period last year, net earnings and earnings per diluted share were $104.5 million and $0.38, respectively.

    Total sales for the first quarter of 2006 increased 8.0 percent to $1.8 billion, compared to sales of $1.7 billion in the same period last year. First quarter same-store sales increased 5.4 percent.

FIRST QUARTER HIGHLIGHTS

    Net earnings increased 25.5 percent in the first quarter compared to the same quarter last year, reflecting continued progress in merchandise execution, inventory management and expense control. The company remains committed to providing a superior shopping experience and achieving long-term profitable growth.

   - Same-store sales increased 5.4 percent for the quarter, higher than the company's one to three percent same-store sales guidance. Merchandise divisions with performance above the company's average were accessories, cosmetics and men's apparel.

   - Gross profit, as a percent of sales, increased 40 basis points. Better than plan sales resulted in incremental leverage on buying and occupancy expenses, while overall merchandise margin remained flat versus last year.

   - The same-store sales increase combined with expense control resulted in a 48 basis point reduction in selling, general and administrative expenses on a percent to sales basis. For the quarter, fixed expenses were maintained at or below budgeted levels.

   - We adopted SFAS No. 123(R), "Share-Based Payment," and as a result we recorded compensation expense of $2.7 million in buying and occupancy costs and $4.4 million in selling, general and administrative expenses.

EXPANSION UPDATE
    During the first quarter Nordstrom opened one full-line store in Palm Beach Gardens, Florida at the Gardens Mall on March 10th.

SHARE REPURCHASE
    Nordstrom repurchased approximately 5.3 million shares of its common stock during the first quarter for $212.9 million. This reduction in weighted-average shares outstanding had no material impact on diluted earnings per share for the quarter.

QUARTERLY DIVIDEND
    The company's board of directors has approved a quarterly dividend of $0.105 per share, payable on June 15, 2006, to shareholders of record on May 31, 2006.

2006 OUTLOOK
    For the fiscal year ending February 3, 2007, the company anticipates diluted earnings per share in the range of $2.24 to $2.32, which includes an estimated expense of $0.06 per diluted share from the adoption of SFAS No. 123(R) regarding expensing of stock options. For the second quarter, the company expects low single digit same-store sales growth and earnings per share in the range of $0.59 to $0.64.

CONFERENCE CALL INFORMATION:
    Company management will be hosting a conference call and webcast to discuss first quarter results at 4:15 p.m. (ET) today. Access to the conference call is open to the press and general public in a listen only mode. To participate, please dial 212-547-0138 ten minutes prior to the call (passcode: NORD). A telephone replay will be available for 48 hours beginning approximately one hour after the conclusion of the call by dialing 866-463-4967. Interested parties may also access the call over the Internet by visiting the Investor Relations section of the company's corporate website at http://about.nordstrom.com/aboutus/investor/webcasts.asp. An archived version of the webcast will be available at this location for 30 days.

    Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 156 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 99 full-line stores, 49 Nordstrom Racks, five Faconnable boutiques, one free-standing shoe store, and two clearance stores. Nordstrom also operates 34 international Faconnable boutiques in Europe. Additionally, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

    Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of
1995) that involves risks and uncertainties, including anticipated results for the fiscal year ending February 3, 2007 and the second quarter, store openings and trends in company operations. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to, the impact of economic and competitive market forces, the impact of terrorist activity or the impact of a war on the company, its customers and the retail industry, the company's ability to predict fashion trends, consumer apparel buying patterns, trends in personal bankruptcies and bad debt write-offs, changes in interest rates, employee relations, the company's ability to continue its expansion plans, changes in government or regulatory requirements, the company's ability to control costs, weather conditions and hazards of nature. Our SEC reports, including our Form 10-K for the fiscal year ended January 28, 2006 and our Form 10-Q for the quarter ended April 29, 2006 to be filed with the SEC, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.


















        Investor Contact:                        Media Contact:
        RJ Jones, 206-303-3007                   Deniz Anders, 206-373-3038

                                  NORDSTROM, INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS - 1st Quarter
               -----------------------------------------------------
    (unaudited; amounts in thousands, except per share data and percentages)

                                       Quarter    % of sales (1)         Quarter     % of sales1
                                         Ended    (except as               ended      (except as
                                       4/29/06     indicated)            4/30/05       indicated)
                                      --------    ----------            --------        ---------
-
Net sales                           $1,787,223      100.0%            $1,654,474         100.0%
Cost of sales and related buying
     & occupancy costs              (1,123,003)     (62.8%)           (1,046,165)        (63.2%)
                                     ---------                         ---------
Gross profit                           664,220       37.2%               608,309          36.8%
Selling, general and administrative
     expenses                         (494,220)     (27.7%)             (465,422)        (28.1%)
                                     ---------                         ---------
Operating income                       170,000        9.5%               142,887           8.6%
Interest expense, net                  (10,751)      (0.6%)              (12,639)         (0.8%)
Other income including
     finance charges, net               53,838        3.0%                42,732           2.6%
                                     ---------                         ---------
Earnings before income tax expense     213,087        11.9%              172,980          10.5%
Income tax expense                     (81,856)      (38.4%) (2)         (68,442)        (39.6%)
(2)
                                     ---------                         ---------
Net earnings                          $131,231         7.3%             $104,538           6.3%
                                     =========                          =========
Earnings per share
      Basic                              $0.49                             $0.38
      Diluted                            $0.48                             $0.38

ADDITIONAL DATA
---------------

Weighted average shares outstanding
      Basic                            267,490                             273,070
      Diluted                          272,831                             278,395



(1) Subtotals and totals may not foot due to rounding.

(2) Percent of earnings before income taxes.

                                   NORDSTROM, INC.
                            CONSOLIDATED BALANCE SHEETS
               -----------------------------------------------------
                         (unaudited;  amounts in thousands)


                                                      4/29/06         1/28/06          4/30/05
                                                   ----------      ----------       ----------
Assets
Current assets:
  Cash and cash equivalents                       $   261,326     $   462,656      $   315,695
  Short-term investments                               30,000          54,000           53,750
  Accounts receivable, net                            619,095         639,558          629,788
  Investment in asset backed securities               565,854         561,136          427,302
  Merchandise inventories                           1,078,750         955,978        1,016,640
  Current deferred tax assets                         161,001         145,470          114,127
  Prepaid expenses and other                           56,982          55,359           53,934
                                                   ----------      ----------       ----------
Total current assets                                2,773,008       2,874,157        2,611,236

Land, buildings and equipment, net                  1,748,399       1,773,871        1,763,766
Goodwill                                               51,714          51,714           51,714
Acquired tradename                                     84,000          84,000           84,000
Other assets                                          129,518         137,607          108,891
                                                   ----------      ----------       ----------
Total assets                                      $ 4,786,639     $ 4,921,349      $ 4,619,607
                                                   ==========      ==========       ==========


Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                                $   638,983     $   540,019      $   582,381
  Accrued salaries, wages and related benefits        174,300         285,982          172,167
  Other current liabilities                           372,446         409,076          336,246
  Income taxes payable                                 59,978          81,617           45,181
  Current portion of long-term debt                   306,636         306,618          100,458
                                                   ----------      ----------       ----------
Total current liabilities                           1,552,343       1,623,312        1,236,433

Long-term debt, net                                   624,949         627,776          928,175
Deferred property incentives, net                     361,446         364,382          357,694
Other liabilities                                     219,477         213,198          204,353
Shareholders' equity:
  Common stock, no par value: 1,000,000 shares
    authorized; 265,741, 269,549 and 273,265
    shares issued and outstanding                     733,663         685,934          619,640
  Unearned stock compensation                               -            (327)            (593)
  Retained earnings                                 1,294,351       1,404,366        1,266,337
  Accumulated other comprehensive earnings                410           2,708            7,568
                                                   ----------      ----------       ----------
Total shareholders' equity                          2,028,424       2,092,681        1,892,952
                                                   ----------      ----------       ----------
Total liabilities and shareholders' equity        $ 4,786,639     $ 4,921,349      $ 4,619,607
                                                   ==========      ==========       ==========

                                NORDSTROM, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               -----------------------------------------------------
                      (unaudited;  amounts in thousands)

                                                           Quarter              Quarter
                                                             Ended                Ended
                                                           4/29/06              4/30/05
                                                        ----------            ---------
Operating Activities
Net earnings                                             $ 131,231            $ 104,538
Adjustments to reconcile net earnings to net
 cash provided by operating activities:
    Depreciation and amortization of
     buildings and equipment                                70,425               69,204
    Amortization of deferred property incentives
     and other, net                                         (8,677)              (6,903)
    Stock-based compensation expense                         7,336                1,428
    Deferred income taxes, net                              (7,395)              19,610
    Tax benefit of stock option exercises and
     employee stock purchases                               13,538               16,546
    Excess tax benefits from stock-based payments          (11,617)                   -
    Provision for bad debt                                   2,650                5,118
    Change in operating assets and liabilities:
      Accounts receivable                                   17,834               10,578
      Investment in asset backed securities                 (7,927)              (9,210)
      Merchandise inventories                             (109,648)             (99,065)
      Prepaid expenses                                      (1,410)                 666
      Other assets                                            (572)                 409
      Accounts payable                                      91,905               97,507
      Accrued salaries, wages and related benefits        (111,343)            (118,548)
      Other current liabilities                            (34,126)             (20,781)
      Income taxes payable                                 (21,639)             (46,971)
      Property incentives                                    3,826                9,839
      Other liabilities                                      4,360                7,237
                                                        ----------            ---------
Net cash provided by operating activities                   28,751               41,202
                                                        ----------            ---------

Investing Activities
Capital expenditures                                       (47,513)             (53,021)
Proceeds from sale of assets                                    18                    -
Purchases of short-term investments                       (100,000)            (165,500)
Sales of short-term investments                            124,000              153,575
Other, net                                                  (1,941)                (691)
                                                        ----------            ---------
Net cash used in investing activities                      (25,436)             (65,637)
                                                        ----------            ---------

Financing Activities
Principal payments on long-term debt                        (1,124)              (1,021)
Decrease in cash book overdrafts                            (1,807)              (3,756)
Proceeds from exercise of stock options                     18,657               39,139
Proceeds from employee stock purchase plan                   8,370                8,640
Excess tax benefits from stock-based payments               11,617                    -
Cash dividends paid                                        (28,326)             (17,758)
Repurchase of common stock                                (212,920)             (47,746)
Other, net                                                     888                2,009
                                                        ----------            ---------
Net cash used in financing activities                     (204,645)             (20,493)
                                                        ----------            ---------
Net decrease in cash and cash equivalents                 (201,330)             (44,928)
Cash and cash equivalents at beginning of period           462,656              360,623
                                                        ----------            ---------
Cash and cash equivalents at end of period               $ 261,326             $315,695
                                                        ==========           ==========